Exhibit 10.2

FORM OF

PARENT LOCK-UP AGREEMENT

This PARENT LOCK-UP AGREEMENT (this “Agreement”), dated as of September 27, 2021, is made by and among Polestar Automotive Holding Limited, a Hong Kong company (“Parent”), Polestar Automotive Holding UK Limited, a limited company incorporated under the laws of England and Wales and a direct wholly owned subsidiary of Parent (“ListCo”) and each of the undersigned holders (each a “Parent Shareholder” and collectively, the “Parent Shareholders”) of class A ordinary shares and/or class B ordinary shares, as applicable, of Parent. Parent, ListCo and the Parent Shareholders shall be referred to herein from time to time collectively as the “Parties” and each individually as a “Party”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, concurrently with the execution of this Agreement, Gores Guggenheim, Inc., a Delaware corporation (“GG”), Parent, Polestar Automotive (Singapore) Pte. Ltd., a private company limited by shares in Singapore, Polestar Holding AB, a private limited liability company incorporated under the laws of Sweden, ListCo, and PAH UK Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of ListCo, are entering into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which the parties thereto will consummate the Transactions on the terms and subject to the conditions set forth therein; and

WHEREAS, the Business Combination Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Business Combination Agreement by the parties thereto, pursuant to which, among other things, Parent and each Parent Shareholder are agreeing not to effect any sale or distribution of any Equity Securities of ListCo (including, for the avoidance of doubt, any ListCo Class A ADSs) issued to them pursuant to the Business Combination Agreement or the other Transaction Documents (the “ListCo Covered Shares”) during the Lock-Up Period (as defined herein).

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

Section 1. Transfer of Shares.

(a) Subject to the exceptions set forth herein, each of Parent and each Parent Shareholder agrees that, without the prior written consent of the ListCo Board, for a period from the Closing Date through the date that is 180 days after the Closing Date (the “Lock-Up Period”), it shall not, (i) offer for sale, sell (including short sales), transfer, tender, hypothecate, pledge, convert, encumber, assign or otherwise dispose of, directly or indirectly (including by gift, merger, tendering into any tender offer or exchange offer or otherwise, or enter into any contract, option, derivative, swap, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a transfer to another, in whole or in part, any of the economic consequences of ownership (collectively, a “Transfer”) any or all of the

ListCo Covered Shares held by such Parent or Parent Shareholder immediately after the Closing or (ii) publicly announce any intention to effect any Transfer of ListCo Covered Shares during the Lock-Up Period. Notwithstanding the foregoing, this Section 1(a) shall not apply to, (A) in the case of an entity, pro rata distributions from such Parent or Parent Shareholder to any direct or indirect stockholder, partner, member or Affiliate of such Parent or Parent Shareholder or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control or management with such Parent or Parent Shareholder or Affiliates of such Parent or Parent Shareholder, (B) in the case of an individual, Transfers by bona fide gift to members of the individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, to an affiliate of such person or to a charitable organization, (C) in the case of an individual, Transfers by will or by virtue of laws of descent and distribution upon death of the individual, (D) in the case of an individual, Transfers pursuant to a qualified domestic relations order or divorce settlement, (E) in the case of an entity, Transfers by virtue of such Parent or Parent Shareholder’s Governing Documents upon liquidation or dissolution of such Parent or Parent Shareholder, (F) exercising any options or warrants to purchase ListCo Covered Shares (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis), (G) depositing ListCo Covered Shares with the Depositary Bank in accordance with the Deposit Agreement for the issuance of ListCo Class A ADSs pursuant to the Business Combination Agreement (provided such ListCo Class A ADSs shall remain subject to the transfer provisions in this Section 1), (H) any Transfer in connection with the voluntary liquidation of Parent pursuant to Section 6.11 of the Business Combination Agreement, (I) any conversion of the VCC Preference Shares in accordance with the terms of the VCC PIPE Subscription Agreement, (J) accepting, or executing and delivering an irrevocable commitment to or undertaking to accept (without any further agreement to Transfer any Shares or interest therein) a tender offer or similar transaction made by a third party to all of holders of ListCo’s Class A Shares. in accordance with applicable Law, including Securities Laws, to acquire greater than 50% (which minimum condition shall be non-waivable) of the outstanding ListCo Class A for cash, securities or other property, (K) Transfers pursuant to a compromise or arrangement between ListCo and its creditors (or any class of thereof) or between ListCo and its members (or any class of thereof) which is agreed to by such creditors or members and (L) accepting any Transfer of ListCo Covered Shares granted in respect of a rights issue or other similar pre-emptive share offering by ListCo; provided, that in the case of clauses (A) through (E), (H) and (J) through (L), such Transfers shall be permitted only if, prior to or in connection with such Transfer, the transferee agrees in writing to assume all of the obligations of such Parent or Parent Shareholder hereunder and to be bound by the terms of this Section 1(a).

(b) Any Transfer in violation of this Section 1 shall be null and void ab initio.

Section 2. Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the Parties hereunder shall terminate without any further liability on the part of any Party in respect thereof, upon the earlier to occur of (the “Termination Date”) (a) the expiration of the Lock-Up Period, (b) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms and (c) the mutual written agreement of the Parties hereto; provided, that nothing herein shall relieve any Party from liability for any breach of this Agreement prior to the Termination Date, and each Party shall be entitled to any remedies at law or in equity to recover Liabilities arising from any such breach. Parent shall promptly notify each Parent Shareholder of the termination of the Business Combination Agreement promptly after the termination thereof. Notwithstanding the foregoing or anything to the contrary in this Agreement, Sections 5 through 9 shall survive the termination of this Agreement.

Section 3. No Recourse. Subject in all respects to the last sentence of this Section 3, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or relating to, this Agreement may only be brought against, the entities that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. Except to the extent a Party (and then only to the extent of the specific obligations undertaken by such Party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any Party and (b) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any Liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Parent Shareholders, Parent or ListCo under this Agreement of or for any claim based upon, arising out of, or relating to, this Agreement. Notwithstanding the foregoing, nothing in this Section 3 shall limit, amend or waive any rights or obligations of any party to any other Transaction Document with respect to the other parties thereto.

Section 4. Representations and Warranties.

(a) Each of the Parties represents and warrants that (i) it has the power and authority, or capacity, as the case may be, to enter into this Agreement and to carry out its obligations hereunder, (ii) the execution and delivery of this Agreement and the performance of its obligations hereunder have been, as applicable, duly and validly authorized by all corporate or similar action on its part and (iii) this Agreement has been duly and validly executed and delivered by each of the Parties and constitutes, a legal, valid and binding obligation of each such Party enforceable in accordance with its terms subject to the Enforceability Exceptions.

(b) Each Parent Shareholder hereby represents and warrants as of the date hereof to Parent and ListCo (solely with respect to itself, himself or herself and not with respect to any other Party):

(i) The execution and delivery of this Agreement by such Person does not, and the performance by such Person of its, his or her obligations hereunder shall not, (A) if such Person is not an individual, result in any breach of any provision of the Governing Documents of such Person, or (B) require any consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority that has not been given, except for (1) the filing with the SEC of such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement or the transactions contemplated hereby, (2) such filings with and approvals of the Stock Exchange to permit ListCo Class A ADSs and ListCo Class C-2 ADSs or ListCo AD Warrants, as applicable, to be issued in accordance with the Business Combination Agreement to be listed on the Stock Exchange, (3) filing of the Certificate of Merger under the applicable law of the State of Delaware, (4) the Required Parent Shareholders’ Consent or (5) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not reasonably expected to be, individually or in the aggregate, material to such Person, as applicable, in each case, to the extent such consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority would prevent, enjoin or materially delay the performance by such Person of its, his or her obligations under this Agreement.

(ii) Such Person is the record and beneficial owner of, and has good title to, all of the class A ordinary shares and/or the class B ordinary shares, as applicable, of Parent as set forth in its respective beneficial ownership reports filed with the applicable securities authority, and there exist no Liens or any other limitation or restriction (other than transfer restrictions under the Securities Act, Parent’s Governing Documents, Permitted Liens, this Agreement, the Business Combination Agreement or any other applicable securities Laws), in each case, that could reasonably be expected to (A) impair the ability of such Person to perform its obligations under this Agreement or (B) prevent, impede or delay the consummation of any of the transactions contemplated by this Agreement. The Equity Securities set forth in such beneficial ownership reports filed with the applicable securities authority are the only Equity Securities in Parent owned of record or beneficially by such Person on the date of this Agreement, and none of such Equity Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Equity Securities, except as provided hereunder or in the Transaction Documents or such Person’s Governing Documents.

(iii) As of the date hereof, there are no Proceedings pending against such Person, or to the knowledge of such Person threatened against it, before (or, in the case of threatened Proceedings, that would be before) any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Person of its, his or her obligations under this Agreement.

(iv) No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by such Person and for which Parent or any of its Affiliates may become liable.

(v) Such Person understands and acknowledges that each of GG, Parent and ListCo is entering into the Business Combination Agreement in reliance upon such Person’s execution and delivery of this Agreement.

Section 5. Rights of Third Parties. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as set forth in Section 3, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 6. Further Assurances. Each of the Parties hereto is entitled to rely upon this Agreement and is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Each of the Parties hereto shall pay all of their respective expenses in connection with this Agreement and the transactions contemplated herein. Each of the Parties hereto shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement on the terms and conditions described therein no later than immediately prior to the consummation of the Transactions.

Section 7. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by email (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

If to Parent and ListCo:

Polestar Automotive Holding Limited

13/F, Gloucester Tower, The Landmark

15 Queen’s Road Central, Central

Hong Kong Attn: Yaru Li Email: yaru.li@polestar.com

with a required copy (which shall not constitute notice) to:

Polestar Automotive Holding UK Limited

13/F, Gloucester Tower, The Landmark

15 Queen’s Road Central, Central

Hong Kong Attn: Mikael Alkmark Email: Mikael.alkmark@polestar.com with a required copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Eric L. Schiele, P.C., David B. Feirstein, P.C., Marshall P.

Shaffer, P.C.

Email: eric.schiele@kirkland.com; david.feirstein@kirkland.com;

marshall.shaffer@kirkland.com

If to any Parent Shareholder, to such Shareholder’s address as set forth opposite its name in the signature page hereto.

Section 8. Waiver. No (a) extension of time for the performance of any of the obligations or other acts of a Party set forth herein or (b) provision of this Agreement may be granted or waived, as applicable, unless such extension or waiver, as applicable, is in writing and signed by or on behalf of the Party or Parties granting such waiver. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 9. Incorporation by Reference. Sections 1.02 (Construction); 11.03 (Assignment); 11.06 (Governing Law); 11.07 (Captions; Counterparts); 11.09 (Entire Agreement); 11.10 (Amendments); 11.11 (Severability); 11.12 (Jurisdiction); 11.13 (Waiver of Jury Trial); 11.14 (Enforcement) and 11.16 (Nonsurvival of Representations, Warranties and Covenants) of the Business Combination Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

[Signature pages follow]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

By:
Name:
Title:

By:
Name:
Title:

PARENT SHAREHOLDER

By:
Name:
Title:
Address for Notice:

Attention:
Facsimile:
E-mail: